Exhibit 31.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

PURSUANT TO

SECURITIES EXCHANGE ACT RULES 13A-14(A) AND 15D-14(A)

I, Isaac Ciechanover, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Atara Biotherapeutics, Inc.; and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 6, 2015

/s/ Isaac Ciechanover
Isaac Ciechanover Chief Executive Officer (Principal Executive Officer)